FOR IMMEDIATE RELEASE

Contacts:	Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044 Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS
FOR THE SECOND QUARTER ENDED JUNE 30, 2013

- Sales Up 10% and EPS Up 29% -

Atlanta, Georgia, July 18, 2013 — Genuine Parts Company (NYSE: GPC) reports sales and earnings for the second quarter and six months ended June 30, 2013.

Thomas C. Gallagher, Chairman and Chief Executive Officer, announced today that record sales totaling $3.68 billion were up 10% compared to the second quarter of 2012. Net income for the quarter was $216.4 million, an increase of 28% from $168.6 million recorded in the same period of the previous year. Earnings per share on a diluted basis were $1.39, up 29% compared to $1.08 for the second quarter last year.

On April 1, 2013, the Company acquired the remaining 70% interest in GPC Asia Pacific (formerly Exego). The Company’s 30% investment, originated on January 1, 2012, was remeasured and, net of certain one-time purchase accounting costs, amounted to a positive pre-tax adjustment of approximately $36 million recorded in the second quarter. This adjustment, combined with a lower tax rate for the remeasurement, favorably impacted diluted earnings per share by $0.22.

For the six months ended June 30, 2013, sales totaled $6.87 billion, up 5% compared to the same period in 2012. Net income for the six months was $360.7 million, an increase of 15% from $314.9 million recorded in the previous year. Earnings per share on a diluted basis were $2.31, up 15% compared to $2.01 for the same period last year.

In review of the quarter, Mr. Gallagher commented, “We are pleased to report record levels of sales and earnings for the second quarter. The progress in our operations was driven by the improved results in our automotive business. Sales for the Automotive Group were up 22%, consisting of core North American growth of approximately 6% and the positive impact of the Australasian acquisition. We were encouraged by the sequential improvement in our core sales growth in the quarter. Likewise, GPC Asia Pacific performed as planned for the quarter and we continue to be excited about the growth opportunities we see in the Australasian aftermarket.”

Mr. Gallagher added, “Our non-automotive businesses remain our most challenging, as their end markets were relatively weak throughout the second quarter. Sales for Motion Industries, our Industrial Group, were down approximately 1%, and EIS, our Electrical/Electronic Group, showed sales down 4%. S.P. Richards, our Office Products Group, had a 3% decrease in sales. We continue to expect a stronger second half of the year for these businesses, but likely at a slower rate of growth than previously anticipated.”

Mr. Gallagher concluded, “As always, we remain committed to our core objectives of growing sales and earnings, showing continued operating margin improvement, generating solid cash flows and maintaining a strong balance sheet. Our cash flows are proving very strong again this year and the Company is in excellent financial condition. We look forward to reporting our continued progress in the quarters ahead.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106, conference ID 10933272. A replay of the call will also be available on the Company’s website or at 855-859-2056, conference ID 10933272, after the completion of the conference call until 12:00 a.m. Eastern time on August 2, 2013.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2012 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,675,997	$3,337,836	$6,874,799	$6,519,124
Cost of goods sold	2,570,889	2,365,550	4,847,943	4,627,727

Gross profit	1,105,108	972,286	2,026,856	1,891,397
Operating expenses:
Selling, administrative & other expenses	753,527	680,246	1,427,139	1,348,204
Depreciation and amortization	36,853	24,735	62,852	47,720

	790,380	704,981	1,489,991	1,395,924
Income before income taxes	314,728	267,305	536,865	495,473
Income taxes	98,371	98,687	176,119	180,600

Net income	$216,357	$168,618	$360,746	$314,873

Basic net income per common share	$1.40	$1.08	$2.33	$2.02
Diluted net income per common share	$1.39	$1.08	$2.31	$2.01
Weighted average common shares outstanding	155,050	155,753	154,971	155,781
Dilutive effect of stock options and
non-vested restricted stock awards	1,094	1,019	1,075	1,073

Weighted average common shares outstanding –
assuming dilution	156,144	156,772	156,046	156,854

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$2,011,802	$1,644,902	$3,556,339	$3,138,401
Industrial	1,132,032	1,138,724	2,234,112	2,259,947
Office Products	402,272	413,340	822,400	839,493
Electrical/Electronic Materials	142,970	149,440	282,155	296,556
Other (1)	(13,079)	(8,570)	(20,207)	(15,273)

Total net sales	$3,675,997	$3,337,836	$6,874,799	$6,519,124

Operating profit:
Automotive	$186,382	$152,978	$307,425	$267,539
Industrial	88,891	95,053	167,786	179,381
Office Products	29,768	30,611	62,960	68,126
Electrical/Electronic Materials	12,221	12,933	22,672	24,899

Total operating profit	317,262	291,575	560,843	539,945
Interest expense, net	(7,852)	(5,019)	(11,205)	(9,734)
Intangible amortization	(8,986)	(3,641)	(12,761)	(5,752)
Other, net	14,304	(15,610)	(12)	(28,986)

Income before income taxes	$314,728	$267,305	$536,865	$495,473

Capital expenditures	$37,883	$34,478	$50,807	$51,368

Depreciation and amortization	$36,853	$24,735	$62,852	$47,720

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2013	2012
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$196,770	$171,577
Trade accounts receivable, net	1,759,176	1,605,696
Merchandise inventories, net	2,799,150	2,511,706
Prepaid expenses and other current assets	352,645	312,510

TOTAL CURRENT ASSETS	5,107,741	4,601,489
Goodwill and other intangible assets, less accumulated amortization	1,270,447	498,288
Deferred tax asset	179,850	250,963
Other assets	459,320	590,359
Net property, plant and equipment	642,955	567,013

TOTAL ASSETS	$7,660,313	$6,508,112

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$2,064,878	$1,599,695
Current portion of debt	650,102	—
Income taxes payable	10,865	18,603
Dividends payable	83,407	77,081
Other current liabilities	513,695	483,352

TOTAL CURRENT LIABILITIES	3,322,947	2,178,731
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	494,572	485,317
Other long-term liabilities	506,655	451,470
Common stock	154,859	155,101
Retained earnings and other	3,521,735	3,185,924
Accumulated other comprehensive loss	(600,223)	(458,444)

TOTAL PARENT EQUITY	3,076,371	2,882,581
Noncontrolling interests in subsidiaries	9,768	10,013

TOTAL EQUITY	3,086,139	2,892,594

TOTAL LIABILITIES AND EQUITY	$7,660,313	$6,508,112

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June
	30,
	2013	2012
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$360,746	$314,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,852	47,720
Share-based compensation	5,455	5,099
Excess tax benefits from share-based compensation	(9,410)	(7,174)
Other	(51,051)	(703)
Changes in operating assets and liabilities	98,486	61,498

NET CASH PROVIDED BY OPERATING ACTIVITIES	467,078	421,313
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(50,807)	(51,368)
Acquisitions and other investing activities	(596,105)	(525,901)

NET CASH USED IN INVESTING ACTIVITIES	(646,912)	(577,269)
FINANCING ACTIVITIES:
Proceeds from debt	1,269,550	550,000
Payments on debt	(1,098,998)	(550,000)
Share-based awards exercised, net of taxes paid	(10,948)	(2,903)
Excess tax benefits from share-based compensation	9,410	7,174
Dividends paid	(159,908)	(147,187)
Purchase of stock	(26,318)	(55,015)

NET CASH USED IN FINANCING ACTIVITIES	(17,212)	(197,931)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(9,279)	410

NET DECREASE IN CASH AND CASH EQUIVALENTS	(206,325)	(353,477)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	403,095	525,054

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$196,770	$171,577